================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K



                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported)   March 23, 1999
                                                      ------------------


                                 PROLOGIS TRUST
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                    Maryland
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


         1-12846                                 74-2604728
--------------------------     -------------------------------------------------
 (Commission File Number)            (I.R.S. Employer Identification No.)


     14100 East 35th Place, Aurora, Colorado              80011
--------------------------------------------------------------------------------
     (Address of Principal Executive Offices)           (Zip Code)


                                 (303) 375-9292
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


================================================================================

Item 5. Other Events

     On March 23, 1999, ProLogis Trust announced the determination of the amount of cash that holders of Meridian Industrial Trust, Inc. common stock would receive in the merger of Meridian with and into ProLogis. In connection with the Agreement and Plan of Merger, dated as of November 16, 1998, as amended, ProLogis agreed that at the effective time of the merger, each share of Meridian common stock would be converted into the right to receive 1.10 ProLogis common shares plus up to $2.00 in cash to the extent that the Average Trading Price (as defined below) of a ProLogis common share was less than $22.725. The Average Trading Price is defined as the average of the daily high and low per share transaction prices for ProLogis common shares for 15 trading days randomly selected from the 30 trading days ending on, and including, the fifth trading day prior to the closing of the merger. The closing of the merger is scheduled to occur on March 30, 1999, subject to the approval of ProLogis shareholders and Meridian stockholders.

     A copy of the announcement is filed as an exhibit hereto and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1  Press Release dated March 23, 1999

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PROLOGIS TRUST



Dated: March 23, 1999                 By:  /s/ Edward S. Nekritz
                                          ----------------------
                                          Edward S. Nekritz
                                          Senior Vice President and Secretary